UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2007
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 14, 2007, Spherion Corporation (the “Company”) entered into an Agreement and Plan of Merger pursuant to which the Company will indirectly acquire through a wholly-owned subsidiary 100% of the equity of Technisource, Inc. (the “Merger”) for total consideration of $140 million, which will consist of $120 million in cash from existing available resources and a note in the amount of $20 million. In addition, the Company will receive $31 million of working capital in the Merger. The closing of the Merger is subject to satisfaction or waiver of certain customary closing conditions as well as Hart-Scott-Rodino regulatory approval. The Company expects the Merger to close upon receipt of such HSR approval.
     On November 14, 2007, the Company issued a press release announcing the Merger. A copy of the press release is attached to this report as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.
     On November 14, 2007, the Company announced that it will host a conference call on November 15, 2007, at 9:00 a.m. Eastern time to discuss the Merger, including information included in a slide presentation. You may access the slide presentation in the Investor Relations section, Presentations page of the Company’s website, www.Spherion.com. Information to access the call is included in the press release attached as Exhibit 99.1 to this report. Neither information in this Item 7.01 nor information included in the slide presentation shall be deemed incorporated by reference in this report or any filing by the Company with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Spherion Corporation on November 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: November 14, 2007	By:	/s/ Mark W. Smith
Mark W. Smith Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Spherion Corporation on November 14, 2007.